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                                                                      EXHIBIT 21
                              LIST OF SUBSIDIARIES

Company (State of
    Incorporation                                        Parent                                 Percentage of Stock
----------------------                             ------------------                           -------------------
Helene Curtis, Inc.
 (Illinois)                                        Registrant                                         100%
Helene Curtis, Ltd./LTEE
 (Canada)                                          Helene Curtis, Inc.                                100%
Helene Curtis (Europa)
 B.V. (Holland)                                    Helene Curtis, Inc.                                100%
Loma Holdings
 Incorporated (Nevada)                             Helene Curtis, Inc.                                100%
Economy Beauty Supply
 Company (California)                              Loma Holdings Incorporated                         100%
H.C. Enterprises, Inc.
 (Japan)                                           Economy Beauty Supply Company                      100%
Helene Curtis Japan, Inc.
 (Japan)                                           H.C. Enterprises, Inc.                             100%
Helene Curtis Australia Pty.
 Ltd. (Australia)                                  Helene Curtis, Inc.                                100%
Helene Curtis New Zealand
 (New Zealand)                                     Helene Curtis, Inc.                                100%
Helene Curtis Scandinavia AB
 (Sweden)                                          Helene Curtis, Inc.                                100%
Helene Curtis International Italia, S.p.A.
 (Italy)                                           Helene Curtis, Inc.                                100%


     Above listing does not include subsidiaries, which considered in the aggregate would not constitute a significant subsidiary.


Note:  All subsidiaries are included in the consolidated financial statements.